EXHIBIT ........
                      VISKASE CORPORATION
                      SEVERANCE PAY POLICY

Viskase Corporation (the "Company") hereby adopts the Viskase
Corporation Severance Pay Policy (this "Policy"), effective as of
December 1, 1999.

A.     Covered Employees
       -----------------
All full-time salaried Management Incentive Plan ("MIP") participants, and those employees listed on Attachment A, employed by the Company or its subsidiaries at the time of a Change of Control (as defined herein) are covered by this Policy
("Employees").

B.     Eligibility
       -----------
       (1) In the event of a Change of Control (other than a sale of the Company's specialty plastic films business), an Employee shall be eligible for the severance pay set forth in this Policy for a period of twenty-four (24) months following a Change of Control upon the occurrence of one of the following events:

               (a) any involuntary separation of employment from the Company for any reason other than death, disability or willful misconduct on the part of the Employee;

              (b) any voluntary separation of employment from the Company following a reduction in the Employee's base compensation and incentive bonus opportunity from that in effect on the day immediately before the effective date of the Change of Control;

              (c) any voluntary separation of employment from the Company following a reduction in the Employee's principal responsibilities from those in effect on the day immediately before the effective date of the Change of Control; or

              (d) any change in the Employee's work location that is different than that on the day immediately before the effective date of the Change of Control by more than fifty (50) miles, except for those Employees who, on a project basis, would normally change location.

        (2) In the event of a Change of Control involving the sale of the Company's specialty plastic films business, casings business, or both, an Employee who accepts employment with the purchaser of one of the Company's businesses following such Change of Control shall be eligible for a period of twenty-four (24) months following a Change of Control for the severance pay set forth in this Policy upon the occurrence of one of the following events:

               (a) any involuntary separation of employment from the purchaser for any reason other than death, disability or willful misconduct on the part of the Employee;

               (b) any voluntary separation of employment from the purchaser following a reduction in the Employee's base compensation and incentive bonus opportunity from that in effect on the day immediately before the effective date of the Change of Control;

              (c) any voluntary separation of employment from the purchaser following a reduction in the Employee's principal responsibilities from those in effect on the day immediately before the effective date of the Change of Control; or

              (d) any change in the Employee's work location that is different by more than fifty (50) miles than the location at which the Employee accepts employment with the purchaser (i.e., relocation agreed to as a part of initial employment with purchaser would not trigger severance obligations hereunder).


        (3) If an Employee is designated by the Company as being part of the business being sold and is not offered employment by the purchaser or does not accept employment with the purchaser, such Employee shall be eligible for severance benefits hereunder if such Employee's employment with the Company is terminated on the closing date of the sale of the business being sold.

                Notwithstanding anything contained herein to the contrary, an Employee who accepts employment with the purchaser of one of the Company's businesses (whether immediately after the purchase of the business being sold or after the end of working for the purchaser on a temporary basis), shall not be entitled to any severance or other benefits under this Policy unless and until an event specified in Section B(2) above occurs. Similarly, with respect to any persons who accept temporary employment with a purchaser or otherwise provides services to a purchaser on a temporary basis, no severance benefits shall be payable hereunder until and if such person ceases employment or providing services to the purchaser.

C.     Amount of Severance Pay
       -----------------------
       An Employee eligible for severance pay under Section B shall receive the following:

       (1)     Cash Payment

               (a)    Management Incentive Plan Participants,
                      ---------------------------------------
                      Levels I-P and Level I
                      ----------------------
                      An amount equivalent to eighteen (18) months salary (at the highest annual rate in effect during the three-year period prior to termination), plus a pro-rata share of any bonus earned under the MIP or any comparable plan in effect at the time of termination.

              (b)     Management Incentive Plan Participants,
                      ---------------------------------------
                      Levels II and III
                      -----------------
                      An amount equivalent to twelve (12) months salary (at the highest annual rate in effect during the three-year period prior to termination), plus a pro-rata share of any bonus earned under the MIP or any comparable plan in effect at the time of termination.


               (c)    Management Incentive Plan Participants,
                      ---------------------------------------
                      Level IV
                      --------
                      An amount equivalent to six (6) months salary (at the highest annual rate in effect during the three-year period prior to termination), plus a pro-rata share of any bonus earned under the MIP or any comparable plan in effect at the time of termination.


               (d)    Regional Vice Presidents Listed on
                      ----------------------------------
                      Attachment A
                      ------------

                      An amount equal to twelve (12) months salary
                      (at the highest annual rate in effect during the three-year period prior to termination).

              (e)     Other Employees Listed on Attachment A
                      --------------------------------------
                      An amount equal to six (6) months salary (at the highest annual rate in effect during the three-year period prior to termination).


              (f)     Form of Payment
                      ---------------
                      Employees will receive their cash severance payment in semi-monthly installment payments consistent with paragraphs (a), (b), (c), (d) and (e) above and the Company's established payroll procedures for the duration of the severance period. All cash severance payments will be net of all applicable federal and state withholding taxes.


        (4)     Group Insurance
                ---------------
                Medical, life and dental insurance benefits, if any, in effect at the time of termination shall be extended to the earlier of when the Employee is eligible under another employer's plan or the end of the installment payment period. All other insurance coverage (LTD, AD/D, travel/ accident) will cease effectiveness as of the conclusion of the severed Employee's last day of active employment with the Company or any purchaser of one of the Company's businesses.

        (5)     Viskase Corporation Retirement Savings Plan
                -------------------------------------------
                Participation in the Viskase Corporation Retirement Savings Plan ("SAVE Plan") will cease as of the Employee's last day of active employment with the Company. Company contributions to the Plan on behalf of such Employee will also cease as of the Employee's last day of active employment with the Company. Termination of employment with the Company upon a Change of Control will cause an acceleration of the vesting provision of the SAVE Plan such that the terminated Employee will be one hundred percent (100%) vested in the Company's contributions on his/her behalf as of the last day of the Employee's active employment with the Company.
        (6)     Vacation
                --------
                Employees shall receive cash payment for earned but not taken vacation in addition to severance pay. Payments for earned but not taken vacation shall be made at the time of termination of employment from the Company, or the purchaser of one of the Company's businesses if the Employee accepts employment with the purchaser.

        (7)     Outplacement
                ------------
                At the discretion of the Company, outplacement services may be provided for Employees in the manner determined by the Company. No payment shall be made to an Employee in lieu of outplacement services.

D.     Severance Policy Integration
       ----------------------------
       Notwithstanding any provision of this Policy to the contrary, the severance benefits and accrued vacation payable under this Policy shall be reduced by the severance benefits and accrued vacation then payable to an Employee under any statute or regulation or any other agreement, understanding, plan, policy, program, statute, regulation or arrangement of the Company, or a subsidiary of the Company, or a purchaser of one of the Company's businesses. In addition, in the event an Employee offered permanent employment with the purchaser of one of the Company's businesses does not accept such offer but takes a position (as an employee or otherwise) with the purchaser on a temporary basis the severance payable hereunder shall be reduced by an amount equal to 50% of any "stay bonus" or similar one-time payment by the purchaser.

E.     Other Company Payments
       ----------------------
       In addition to any severance benefits payable to an Employee under this Policy, such Employee shall be entitled to receive all benefits payable under any other plan or agreement of the Company unrelated to severance benefits.

F.     Change of Control Definition
       ----------------------------
       A "Change of Control" for purposes of this Policy, shall mean the occurrence of one of the following events: (i) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire whether such right is exercisable immediately or only after the passage of time); directly or indirectly, of more than 50% of the Common Stock of Viskase Companies, Inc., (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Viskase Companies, Inc. (together with any new or replacement directors whose election by such board or whose nomination for election by the shareholders of Viskase Companies, Inc. was approved by a vote of a majority of the directors of Viskase Companies, Inc. then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Viskase Companies, Inc. then in office, or (iii) the sale of the Company's specialty plastics films business or casings business, or both.

G.     General Release
       ---------------
       Notwithstanding Section B or any other provision of this Policy to the contrary, in order to receive any severance pay under this Policy, an Employee must sign a statement, in such form as determined by the Company, which releases Viskase Companies, Inc., the Company and their subsidiaries, shareholders, directors, officers, employees, successors and assigns from any existing and future claims except as such claims of any nature relate directly to the payment of any benefits due under this Policy or any other severance benefit.

H.     No Alienation of Severance Benefits
       -----------------------------------
       No interest of an Employee or his spouse or any other beneficiary under this Policy, or any right to receive any payments or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, an Employee or his spouse or other beneficiary, including claims for alimony, support, separate maintenance, and claims of bankruptcy proceedings.

I.     Administration
       --------------
       The President of the Company and the Vice President, Administration of Viskase Corporation will be responsible for interpreting and assuring the effective administration of this Policy. All exceptions to or interpretations of this Policy must be approved in advance.

J.     Duration of Policy
       ------------------
       Subject to the second sentence of this paragraph, this Policy may be amended or terminated at any time by the Company. This Policy shall become effective as of December 1, 1999 and thereafter shall remain in effect until this Policy is otherwise amended or terminated by the Company; provided, however, that in the event a Change of Control occurs during the term of this Policy, the term of this Policy shall be deemed to be extended to and including the anniversary date twenty-four (24) months following the effective date of such Change of Control, but only with respect to those Employees affected by such Change of Control.

       IN WITNESS WHEREOF, Viskase Companies, Inc. and Viskase
Corporation have caused this instrument to be executed by its duly authorized officer on December 1, 1999.

                             VISKASE CORPORATION


                             By:
                                ____________________________
                                F. E. Gustafson
                                Chairman of the Board,
                                  President and
                                  Chief Executive Officer
                                  Viskase Companies, Inc.